                              JOHN HANCOCK FUNDS II

                              SUBADVISORY AGREEMENT

      AGREEMENT made this ___ day of ___, 2005, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and Fund Asset Management, L.P., a Delaware limited partnership (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. APPOINTMENT OF SUBADVISER

      The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Funds II (the "Funds II Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Funds II Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Funds II Trust and Adviser.

2.    SERVICES TO BE RENDERED BY THE SUBADVISER TO THE FUNDS II TRUST

a. Subject always to the direction and control of the Trustees of the Funds II Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

      i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

      ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Funds II Trust's registration statement, as amended;

      iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

      iv. regularly report to the Trustees of the Funds II Trust with respect to the implementation of these investment programs; and

      v. provide assistance to the Funds II Trust's Custodian regarding the fair value of securities held by the Portfolios for which market quotations are not readily available.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and

      (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers, including affiliated broker-dealers, to effect all transactions subject to the following conditions: The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with all applicable "best execution" principles and such policies or practices as may be established by the Trustees and described in the Funds II Trust's registration statement as amended. The Subadviser may negotiate and pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

e. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

f. The Subadviser shall vote proxies relating to the Portfolio's investment securities in accordance with the Trust's proxy voting policies and procedures, which shall be in conformance with Rule 206(4)-6 under the Investment Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

3.    COMPENSATION OF SUBADVISER

      The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

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4.    LIABILITY OF SUBADVISER

      Neither the Subadviser nor any of its directors, officers or employees shall be liable to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders; or to the Funds II Trust or any shareholder of the Funds II Trust, for any act or omission in the course of, or in connection with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by the Adviser or Funds II Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors, officers, partners, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Subadviser.

5.    CONFLICTS OF INTEREST

      It is understood that trustees, officers, agents and shareholders of the Funds II Trust are or may be interested in the Subadviser as trustees, officers, partners or otherwise; that employees, agents and partners of the Subadviser are or may be interested in the Funds II Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Funds II Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Funds II Trust and the limited partnership agreement of the Subadviser, respectively, or by specific provision of applicable law.

6.    REGULATION

      The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7.    DURATION AND TERMINATION OF AGREEMENT

      This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) the date of the meeting of the Board of Trustees of the Funds II Trust, at which meeting this Agreement is approved as described below. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Funds II Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Funds II Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Funds II Trust.

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      If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Funds II Trust or, with respect to any Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Funds II Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Advisory Agreement between the Adviser and the Funds II Trust terminates for any reason.

8.    PROVISION OF CERTAIN INFORMATION BY SUBADVISER

      The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Funds II Trust; and

c. any change in actual control or management of the Subadviser of any Portfolio.

d. The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Fund, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Fund assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall promptly provide the Adviser with any and all documentation or information relating to the Litigation as may be received by the Subadviser or reasonably be requested by the Adviser.

9.    SERVICES TO OTHER CLIENTS

      The Adviser understands, and has advised the Funds II Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser understands, and has advised the Funds II Trust's Board of Trustees that the Subadviser and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio. The Subadviser is not obligated to initiate transactions for a Portfolio in any security which the Subadviser, its partners, affiliates or employees may purchase or sell for their own accounts or other clients.

10.   CONSULTATIONS WITH OTHER SUBADVISERS

      The Subadviser is prohibited from consulting with the entities listed below, each as the Adviser may notify Subadviser from time to time, concerning transactions for a Portfolio in securities or other assets:

      other subadvisers to a Portfolio;

      other subadvisers to a Funds II Trust portfolio; and

      other subadvisers to a portfolio under common control with the Portfolio.

11.   AMENDMENTS TO THE AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Funds II Trust and by the vote of a majority of the Trustees of the Funds II Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Funds II Trust.

12.   ENTIRE AGREEMENT

      This Agreement contains the entire understanding and agreement of the parties regarding the Funds II Trust.

13.   HEADINGS

      The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.   NOTICES

      All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Funds II Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.   SEVERABILITY

      Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.   GOVERNING LAW

      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.   LIMITATION OF LIABILITY

      The Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "John Hancock Funds II" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Funds II Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Funds II Trust or any portfolio thereof, but only the assets belonging to the Funds II Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

18.   REFERENCE TO SUBADVISER

      Neither the Funds II Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the Subadviser's prior written approval. The parties agree that the names "Merrill Lynch" and "Mercury" are the names of the Subadviser's affiliates within Merrill Lynch & Co. Inc., and any derivative or logo or trademark or service mark or trade name (including, but not limited to, depictions of bulls) are the valuable property of the Subadviser and its affiliates, and may not be used by the Adviser without the Subadviser's prior written approval, which approval shall not be unreasonably withheld. Neither the Subadviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Adviser or any of its affiliates in any advertising or promotional materials without the Adviser's prior written approval. The parties agree that the names "John Hancock" and "Manulife Financial" are the names of the Adviser's affiliates and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates, and may not be used by the Subadviser without the Adviser's prior written approval, which approval shall not be unreasonably withheld.

19.   CONFIDENTIALITY OF FUNDS II TRUST PORTFOLIO HOLDINGS

      The Subadviser agrees to treat Funds II Trust portfolio holdings as confidential information in accordance with the Funds II Trust's "Policy Regarding Disclosure of Portfolio Holdings," attached hereto as Appendix B, as such policy may be amended and provided to Subadviser from time to time, and to prohibit its employees from trading on any such confidential information.

20.   COMPLIANCE

      Upon execution of this Agreement, the Subadviser shall provide the Adviser with the Subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Subadviser shall promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and a description of the results of any such examination and of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser to the Trust including but not limited to any material violation of the Compliance Policies or of the Subadviser's code of ethics and/or related code. Throughout the term of this Agreement, the Subadviser shall provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the Investment Company Act.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                               JOHN HANCOCK INVESTMENT MANAGEMENT
                               SERVICES, LLC

                               By: John Hancock Life Insurance Company (U.S.A.),
                                   Managing Member

                               By: ___________________________________________
                                   John D. DesPrez III
                                   Chairman

                               FUND ASSET MANAGEMENT, L.P.

                               By: ___________________________________________
                                   Name:
                                   Title:

                                   APPENDIX A

      The Subadviser shall serve as investment subadviser for each Portfolio of the Funds II Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

                                                                        BETWEEN
                                                                     $300 MILLION
                                                                          AND                     EXCESS OVER
                                            FIRST                    $500 MILLION                 $500 MILLION
                                  $300 MILLION OF AGGREGATE          OF AGGREGATE                 OF AGGREGATE
PORTFOLIO                                NET ASSETS*                  NET ASSETS*                  NET ASSETS*
---------                         -------------------------          -------------                ------------
Large Cap Value Fund                       0.400%                       0.375%                       0.350%

*The term Aggregate Net Assets includes the net assets of a Portfolio of the Funds II Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Funds II Trust are determined as of the close of business on the previous business day of the Funds II Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

FUNDS II TRUST PORTFOLIO(S)                                    OTHER PORTFOLIO(S)
---------------------------                                    ------------------
Large Cap Value Fund                                 --        Large Cap Value Trust, a series of John
                                                               Hancock Trust

      The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid by wire transfer, as directed by Subadviser.

      If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                                   APPENDIX B

                POLICY REGARDING DISCLOSURE OF PORTFOLIO HOLDINGS

                          EFFECTIVE ___________ , 2005

      It is the policy of John Hancock Funds II (the "Trust") to provide Nonpublic Information regarding Trust portfolio holdings to Nonaffiliated Persons of the Trust only in the limited circumstances noted below. It is also the policy of the Trust only to provide Nonpublic Information regarding portfolio holdings to any person, including Affiliated Persons, on a "need to know" basis (i.e., the person receiving the information must have a legitimate business purpose for obtaining the information prior to it being publicly available). The Trust considers Nonpublic Information regarding Trust portfolio holdings to be confidential and the intent of this policy is to guard against selective disclosure of such information in a manner that would not be in the best interests of Trust shareholders.

Nonpublic Information. Portfolio holdings are considered Nonpublic Information until such holdings are posted on a publicly available website which is disclosed in the Trust prospectus or until filed with the SEC via Edgar on either Form N-CSR or Form N-Q.

 "Affiliated Persons" are persons affiliated with: (a) the Trust, (b) the Trust's investment adviser or principal underwriter or any affiliate of either entity, (c) the investment adviser's ultimate parent, Manulife Financial Corporation ("MFC") or any affiliate thereof, (d) in the case of a particular Trust portfolio, the subadviser to the portfolio, or any affiliate of the subadviser, (e) the Trust's custodian and (f) the Trust's certified public accountants.

 "Nonaffiliated Persons" is any person who is not an Affiliated Person.

DISCLOSURE OF PORTFOLIO HOLDINGS TO NONAFFILIATED PERSONS

      Subject to the pre-approval of the Trust's Chief Compliance Officer, the Trust or its adviser or principal underwriter or any of its subadvisers (or any of their affiliates) may provide Nonpublic Information regarding Trust portfolio holdings to Nonaffiliated Persons in the circumstances listed below.

1.    Rating Organizations

      Nonpublic Information regarding Trust portfolio holdings may be provided to ratings organizations, such as Morningstar and Lipper, for the purpose of reviewing the portfolio, the adviser or subadviser if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

2.    Vestek (Thompson Financial)

      Nonpublic Information regarding Trust portfolio holdings may be provided to Vestek (Thompson Financial) or other entities for the purpose of compiling reports and preparing data for use by the Trust or any Affiliated Person if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

3.    Proxy Voting Services

      Nonpublic Information regarding Trust portfolio holdings may be provided to proxy voting services for the purpose of voting proxies relating to Trust portfolio holdings if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

4.    Computer Software

      Nonpublic Information regarding Trust portfolio holdings may be provided to entities providing computer software to the Trust (for example, for the purpose of generating Trust compliance reports or reports relating to proxy voting) if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

5.    Courts and Regulators

      Nonpublic Information regarding Trust portfolio holdings may be provided to any court or regulator with jurisdiction over the Trust, the Trust's adviser or principal underwriter, MFC or any subadviser to a Trust portfolio (or any of their affiliates) if such information is requested by such court or regulator.

6.    Other Persons

      Nonpublic Information regarding Trust portfolio holdings may be provided to other persons or entities if approved by the Chief Compliance Officer of the Trust or his or her designee (collectively, the "CCO"). In determining whether to approve such disclosure the CCO shall consider: (a) the purpose of providing such information, (b) the procedures that will be used to ensure that such information remains confidential and is not traded upon and (c) whether such disclosure is in the best interest of the shareholders of the Trust. In the case of a conflict between (a) the interests of the shareholders of the Trust, on the one hand, and (b) the interests of any affiliated person of the Trust, the Trust's investment adviser (including any subadviser), the Trust's principal underwriter or any of their affiliated persons, on the other, the procedures set forth under "Resolution of Conflicts of Interest" below shall be followed.

      The CCO shall report to the Board of Trustees whenever additional disclosures of portfolio holdings are approved. This report shall be at the board meeting following such approval.

DISCLOSURE OF PORTFOLIO HOLDINGS TO AFFILIATED PERSONS

      The CCO must pre-approve the provision of any Nonpublic Information regarding portfolio holdings to any Affiliated Persons (other than those listed in Appendix A) and report such approval to the Board of Trustees at the board meeting following such approval. The persons listed in Appendix A have been exempt from such pre-approval. In the case of persons listed in Section II, III and IV of Appendix A, their employers shall provide the CCO reasonable assurances that Nonpublic Information will be kept confidential and that such employees are prohibited from trading on such information.

      In determining whether to approve such disclosure of Nonpublic Information regarding portfolio holdings to any Affiliated Persons the CCO shall consider:
(a) the purpose of providing such information, (b) the procedures that will be used to ensure that such information remains confidential and is not traded upon and (c) whether such disclosure is in the best interest of the shareholders of the Trust. In the case of a conflict between (a) the interests of the shareholders of the Trust, on the one hand, and (b) the interests of any affiliated person of the Trust, the Trust's investment adviser (including any subadviser), the Trust's principal underwriter or any of their affiliated persons, on the other, the procedures set forth under "Resolution of Conflicts of Interest" below shall be followed.

RESOLUTION OF CONFLICTS OF INTEREST

      If the Trust or its adviser or principal underwriter or any of its subadviser (or any of their affiliates) desire to provide Nonpublic Information regarding Trust portfolio holdings to a Nonaffiliated Person and the CCO believes there is a potential conflict between (a) the interests of the shareholders of the Trust, on the one hand, and (b) the interests of any affiliated person of the Trust, the Trust's investment adviser (including any subadviser), the Trust's principal underwriter or any of their affiliated persons, on the other, the CCO shall refer the conflict to the Board of Trustees of the Trust who shall only permit such disclosure of the Nonpublic Information if in their reasonable business judgment they conclude such disclosure will be in the best interests of Trust shareholders.

POSTING OF TRUST PORTFOLIO HOLDINGS ON A WEBSITE

      If the Trust desires to post on its website Trust portfolio holdings that have not yet been disclosed in a publicly available filing with the SEC that is required to include such information (e.g., a Form N-CSR or a Form N-Q), then the Trust shall disclose the following in its prospectus:

      1. the nature of the information that will be available, including both the date as of which the information will be current (e.g. quarter-end) and the scope of the information (e.g., complete portfolio holdings, the portfolio's largest 10 holdings);

      2. the date when the information will first become available and the period for which the information will remain available, which shall end no earlier than the date on which the Trust files its Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current; and

      3. the location of the website where either the information or a prominent hyperlink (or series of prominent hyperlinks) to the information will be available.

CHANGES TO POLICY

      Any material changes to this policy must be approved by the Trust's Board of Trustees.

REPORTS TO THE TRUST'S BOARD OF TRUSTEES

      The CCO shall report any material issues that may arise under this policy to the Trust's Board of Trustees no later than the Board meeting following the arising of the issue.

APPLICABILITY OF POLICY TO THE TRUST'S ADVISER AND SUBADVISERS

      This policy shall apply to the Trust's Adviser and each of its subadvisers.

                                   Appendix A

a. Employees* of The Manufacturers Life Insurance Company (U.S.A.) or The Manufacturers Life Insurance Company of New York who are subject to the Code of Ethics of the Trust, the Trust's investment adviser, Manufacturers Securities Services LLC or the Trust's principal underwriter, Manulife Financial Securities LLC.

b. Employees* of a Subadviser or any Affiliate of a Subadviser who provide services to the Trust.

c.    Employees* of the Trust's custodian who provide services to the Trust.

d. Employees* and partners of the Trust's certified public accounting firm who provide services to the Trust.

*Includes temporary employees